Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Form S-4 Registration Statement of Susquehanna Bancshares, Inc. of our report dated March 5, 2004 relating to the consolidated financial statements of Susquehanna Bancshares, Inc., which appears in Susquehanna Bancshares, Inc.’s annual report on Form 10-K for the year ended December 31, 2003 filed on March 12, 2004. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Harrisburg, PA

September 24, 2004